Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

February 23, 2023

Momentus Inc.
3901 N. First Street
San Jose, California 95134
Attention: Dennis Mahoney

Dear Dennis:

This agreement (the “Agreement”) constitutes the agreement between Stifel, Nicolaus & Company, Incorporated (“Stifel” or the “Placement Agent”) and Momentus Inc., a Delaware corporation (the “Company”), pursuant to which Stifel shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement” or the “Financing”) of registered Class A common stock (the “Shares”) of the Company (or, in lieu of Shares, Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase shares of Class A Common stock (the “Pre-Funded Warrant Shares”)) and warrants (the “Warrants”) to purchase Class A common stock of the Company (the “Warrant Shares” and together with the with the Shares, the Pre-Funded Warrants, the Warrants and the Pre-Funded Warrant Shares, the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to the Purchase Agreement (as defined below), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A.
Representations and Warranties of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

1.
The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-267230) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities, which registration statement, as so amended (including post-effective amendments, if any) became effective on September 12, 2022.  At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act, including General Instruction I.B.1 thereto. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) relating to this Placement is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the Base Prospectus, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein, and the pricing information included on Schedule I attached hereto.

2.
The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

3.
The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

4.
There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater stockholder of the Company, except as set forth in the Registration Statement and the other documents the Company has filed or furnished with the Commission.

5.
The Company acknowledges and agrees that in rendering its services hereunder, Stifel will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to Stifel by or on behalf of the Company and on publicly available information, and Stifel will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that Stifel will not undertake to make an independent appraisal of any of the assets of the Company.  The Company understands that in rendering services hereunder Stifel does not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to the Financing or any other transaction contemplated by this Agreement.

6.
This Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates any law, regulation, contract or order binding on the Company.  The Customer Due Diligence Requirements for Financial Institutions Rule (the “CDD Rule”) promulgated by the Financial Crimes Enforcement Network (“FinCEN”) requires Stifel to identify and verify the identity of beneficial owners of its legal entity clients.  Unless an exemption to the CDD Rule applies, the Company agrees to cooperate with, and provide to, Stifel all information and documents required by FinCEN in order to comply with the CDD Rule.

B.
Covenants of the Company. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent materially complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Base Prospectus, the Time of Sale Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 2.
COMPENSATION/PAYMENT FOR SERVICES PERFORMED; EXPENSES.  In consideration for Stifel’s services hereunder, the Company shall compensate Stifel as follows:

A.
The Company shall pay or cause Stifel to be paid a contingent cash placement fee (the “Placement Fee”) equal to 6.5% of the gross proceeds raised for the proposed Financing, which for the avoidance of doubt does not include amounts to be paid upon the exercise of the Warrants issued under the Purchase Agreement.  The Placement Fee is due and payable to Stifel on the date of the closing of the Financing.

B.
The Company understands that a Purchaser may be interested in providing other financing for the benefit of the Company.  The Company agrees to compensate Stifel in the same manner and in the same percentage as the Placement Fee provided in Section 2(A) above of the amount of any financing from such Purchaser or any affiliate of such Purchaser which, within 12 months from the closing of the Financing, may be committed to or paid to the Company, or to any other person or entity that currently is or hereafter may be affiliated with, associated with, owned by or owning, or controlled by, controlling or under common control with the Company, other than the exercise by any person or entity of any options, warrants or convertible securities.

C.
The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and delivery of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) any filings required to be made with FINRA (including filing fees), (v) the preparation, filing, printing and delivery to the Placement Agent of copies of each of the Registration Statement and the Prospectus Supplement and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar or trustee for the Securities and (vii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Company.   The Company also agrees to pay or cause to be paid all expenses of the Placement Agent, including the fees and expenses of the counsel to the Placement Agent, payable within 30 days of the execution of this Agreement, in an amount not to exceed $50,000.

SECTION 3.
INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Attachment A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 4.
CLOSING.    The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent to the Company:

A.
No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. The Prospectus Supplement, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

B.
The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

C.
All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D.
The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion and negative assurance statement, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and Placement Agent’s legal counsel.  In addition, the Placement Agent shall have received from the Company’s in-house intellectual property and patent counsel, such counsel’s written opinion, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and Placement Agent’s legal counsel.

E.
On each of the date of this Agreement and the Closing Date, the Placement Agent shall have received a “comfort” letter from the Company’s independent registered accounting firm, dated as of such date, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and Placement Agent’s legal counsel.

F.
On the Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the date of such closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects. If necessary, on the Closing Date, the Placement Agent shall have received a certificate of the chief financial officer of the Company, dated, as applicable, as of the date of such closing, providing a customary certification as to such accounting or financial matters that are included or incorporated by reference in the Registration Statement or the Prospectus Supplement that the Company’s independent registered accounting firm is unable to provide assurances on in the letter contemplated by Section 4(E) above.

G.
On the Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated, as applicable, as of the date of such closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.

H.
Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, and (iii) since such date there shall not have been any new or renewed inquiries by the Commission, FINRA or any other regulatory body regarding the Company, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus, Time of Sale Prospectus and Prospectus Supplement.

I.
The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares, Pre-Funded Warrant Shares and Warrant Shares shall be listed and admitted and authorized for trading on the Company’s principal trading market, or an application for such listing shall have been submitted thereto, and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Company’s principal trading market, nor, except as disclosed in the Base Prospectus and Prospectus Supplement, has the Company received any information suggesting that the Commission or the Company’s principal trading market is contemplating terminating such registration or listing.

J.
No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

K.
The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

L.
FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

M.
Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 4 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s legal counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 5.
GOVERNING LAW.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. This paragraph shall survive any termination of this Agreement, in whole or in part.

SECTION 6.
RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

A.
In the event that the Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

B.
In the event that the Placement Agent that is a Covered Entity or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 6, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 7.
TERMINATION.   This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Company’s principal trading market or trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or escalation thereof the effect of which on financial markets is such as to make it, in the sole judgment of the Placement Agent, impractical or inadvisable to proceed with the Financing or delivery of the Securities as contemplated by the Prospectus Supplement (exclusive of any amendment or supplement thereto).

SECTION 8.
MISCELLANEOUS.

A.
This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

B.
Stifel is being retained to serve as placement agent solely to the Company, and it is agreed that the engagement of Stifel is not, and shall not be deemed to be, on behalf of, and is not intended to, and will not, confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity.  No one other than the Company is authorized to rely upon this engagement of Stifel or any statements, conduct or advice of Stifel, and no one other than the Company is intended to be a beneficiary of this engagement.  All opinions, advice or other assistance (whether written or oral) given by Stifel in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of Stifel shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to Stifel (or to such opinions, advice or other assistance) be made without the express prior written consent of Stifel.  The Company covenants and agrees that it will include a provision in the Purchase Agreement whereby each Purchase a party thereto shall: (a) disclaim any reliance upon Stifel or its officers, directors, employees, attorneys or affiliates with respect to the negotiation, execution or performance of such Purchase Agreement or any representation or warranty made in, in connection with, or as an inducement to such Purchase Agreement; (b) agree that all claims, obligations, liabilities, demands or causes of action that may be based upon, arise under or relate to the Purchase Agreement or its negotiation, execution or performance may be made only against the Company; (c) waive and release all liabilities, claims, demands, causes of action and obligations against Stifel or its officers, directors, employees, attorneys or affiliates in connection with the Purchase Agreement and any transaction contemplated thereby; and (d) agree that Stifel will be a third party beneficiary of such provision.

C.
The Company agrees that, following the closing or consummation of a Financing, Stifel has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Financing. In addition, the Company agrees to include in any press release or public announcement announcing a Financing a reference to Stifel’s role as placement agent to the Company with respect to such Financing, provided that the Company will submit a copy of any such press release or public announcement to Stifel for its prior approval, which approval shall not be unreasonably withheld or delayed.

D.
The Company represents and warrants that there are no brokers, representatives or other persons that have an interest in any compensation due to Stifel from any transaction contemplated herein.  The Company acknowledges and agrees that Stifel is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals.  In the ordinary course of these activities, which may conflict with the interests of the Company, Stifel and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company or other parties which may be the subject of this engagement or any transaction contemplated hereby; (ii) have had confidential discussions with, and provided information to, clients, potential clients, financial investors or other parties in the Company’s industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company); and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company.

If the foregoing correctly sets forth the entire understanding and agreement between Stifel and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this Agreement shall constitute a binding agreement as of the date first above written.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:	Lewis Chia
Title:	Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

MOMENTUS INC.

By:
Name:	John Rood
Title:	Chief Executive Officer

ATTACHMENT A

INDEMNIFICATION, CONTRIBUTION AND
LIMITATION OF LIABILITY PROVISIONS

(a)
The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and its partners, members, directors, officers, employees and agents and each person, if any, who controls the Placement Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the Placement Agent and each such other person or entity being referred to herein as an “Indemnified Person”) as follows:

(i)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)
against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above.

(b)
If for any reason the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Stifel on the other, but also the relative fault of the Company and Stifel, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by Stifel pursuant to this Agreement.  It is hereby further agreed that the relative benefits to the Company on the one hand and Stifel on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction or proposed transaction bears to (ii) the fees paid to Stifel with respect to such transaction.

(c)
No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other party in connection with any transaction contemplated by this Agreement or any advice or services rendered by any Indemnified Person pursuant to this Agreement, except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.  The Company agrees that in no event will any Indemnified Person be liable or obligated in any manner for any damages (including, but not limited to, actual, consequential, exemplary or punitive damages or lost profits) in excess of the fees actually received by Stifel pursuant to this Agreement and the Company agrees not to seek or claim any such damages or profits in any circumstance.

(d)
The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person (whether any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding.  In addition, the Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person, without such Indemnified Person’s prior written consent.

(e)
To the extent officers or employees of Stifel appear as witnesses, are deposed, or otherwise are involved in or assist with any action, hearing or proceeding related to or arising from any transaction or proposed transaction contemplated by this Agreement or Stifel’s engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel’s engagement hereunder, the Company will pay Stifel, in addition to the fees set forth above, Stifel’s customary per diem charges.  In addition, if any Indemnified Person appears as a witness, is deposed or otherwise is involved in any action relating to or arising from any transaction or proposed transaction contemplated by this Agreement or Stifel’s engagement hereunder, or in a situation where such appearance, involvement or assistance results from Stifel’s engagement hereunder, the Company will reimburse such Indemnified Person for all expenses (including fees and expenses of counsel) incurred by it by reason of it or any of its personnel being involved in any such action.

(f)
The Company waives any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of Stifel, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person.

(g)
The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration or termination of this Agreement and the closing or consummation of any transaction or proposed transaction contemplated by this Agreement or the other completion of Stifel’s services with respect thereto.

(h)
The Company hereby acknowledges and agrees that:  (i) all rights, claims, demands or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) of the Company that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) Stifel; (ii) no party other than Stifel, including without limitation any director, officer, employee, stockholder, affiliate, agent, attorney or representative of, and any financial advisor or lender to, Stifel (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) to the Company for any rights, claims, demands, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and (iii) to the maximum extent permitted by law, the Company hereby waives and releases all such rights, liabilities, claims, demands, causes of action, and obligations against any such Nonparty Affiliates.

(i)
In the event the Company proposes to engage in any sale, distribution or liquidation of all or a significant part of its assets, or any merger or consolidation and the Company is not to be the surviving or resulting corporation or entity in such merger or consolidation, the Company will give prompt prior notice thereof to Stifel and will make proper provision in a manner reasonably satisfactory to Stifel so that the Company’s obligations hereunder are expressly assumed by the other party or parties to such transaction.

(j)
If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.